Exhibit 32.2


                  CERTIFICATION PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002


I, Nigel F. Penney , Chief Financial Officer of Chaparral Resources, Inc. (the "company"), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

     1. The company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2004 ("Quarterly Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934;

and

     2. All of the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the company.



Date: November 11, 2004,





/s/  Nigel F. Penney
-----------------------
Nigel F. Penney
Chief Financial Officer